EXHIBIT 99-B.4.5
                     ENDORSEMENT TO CONTRACT AND CERTIFICATE



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                                EXHIBIT 99-B.4.5

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                                   ENDORSEMENT

The Contract and Certificate are endorsed as outlined below.

Change all references in the Contract and Certificate from "Aetna Processing Office" to "Service Center".

SPECIFICATIONS

Correct the section entitled GUARANTEED INTEREST RATE to read:

              There is a guaranteed interest rate for Purchase Payment(s) held in the Fixed Plus Account (See 1.14) and the GA Account (See 1.15).


I. GENERAL DEFINITIONS

Add the following definitions:

              DOLLAR COST AVERAGING - A program which allows a Participant to systematically transfer amounts from the Aetna money market fund under the Contract to the Fixed Plus Account, the GA Account and/or one or more of the Funds held by the Separate Account. Amounts may be transferred out of existing funds into the Aetna money market fund under the Contract. Amounts transferred to or from the Fixed Plus Account and subsequently surrendered during the accumulation period will be subject to the Fixed Plus Account transfer and partial surrender restrictions described in the Contract. Amounts transferred from the GA Account Guaranteed Term before the end of that Guaranteed Term may be subject to a Market Value Adjustment. Aetna reserves the right to change terms and conditions for Dollar Cost Averaging upon notification to the Contract Holder and Participants. To elect to participate in Dollar Cost Averaging, Participants should contact the Service Center. This program is not available to Participants in the Asset Rebalancing program.

              ASSET REBALANCING - A program which allows Participants to have their Individual Account values automatically reallocated to specified percentages on a scheduled basis. If elected, only account values invested in the Separate Account (excluding GET) are eligible to be rebalanced. Account values invested in the GA Account and the Fixed Plus Account are not eligible to be rebalanced. Transfers made under this program will not be subject to the annual transfer limits imposed by the Contract. To elect to participate in Asset Rebalancing, Participants should contact the Service Center. This program is not available to Participants in the Dollar Cost Averaging program.

Replace the definition of NONUNITIZED SEPARATE ACCOUNT with the following definition:

              A separate account, set up by Aetna under Title 38, Section 38a-433 of the Connecticut General Statutes, that holds assets for GA Account Guaranteed Terms of more than three years and, on and after September 1, 1998, amounts allocated or transferred to Guaranteed Terms of three years or less. There are no discrete units for this Account. The Contract Holder or Participant, as applicable, does not participate in the investment gain or loss from assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. The assets of the Nonunitized Separate Account, to the extent of reserves and other contract liabilities, may not be charged with other Aetna liabilities.

              Amounts allocated to a Guaranteed Term of three years or less prior to September 1, 1998, will remain in the General Account as provided by Section 1.17, and will remain in the General Account until the applicable Guaranteed Term's Maturity Date. If such amounts are reinvested on such Maturity Date, such amounts will be reinvested in a Guaranteed Term in the Nonunitized Separate Account.



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Replace the definition of PURCHASE PAYMENT(S) with the following definition:

              Payments received by Aetna at the Service Center for current contributions under the Plan, as well as transferred amounts of 401(a) funds under the Plan from other investment providers.

III. PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS

Replace the section entitled INDIVIDUAL ACCOUNT(S) with the following.

              This Contract is issued to the Contract Holder. However, Aetna will maintain two Individual Accounts for each Participant. These are:

                (a) An Employer Account: This Individual Account will be credited with employer Net Purchase Payments and transferred amounts of 401(a) funds, attributable to employer contributions, from other investment providers; and

                (b) An Employee Account: This Individual Account will be credited with employee Net Purchase Payments, specifically amounts subject to Code Section 414(h) and transferred amounts of 401(a) funds, attributable to 414(h) contributions from other investment providers.

Replace (c) of the section entitled NET RETURN FACTOR(S) - SEPARATE ACCOUNT with the following:

     Minus a daily actuarial charge at an annual rate that will not exceed 1.25% for Annuity mortality and expense risks and profit and a daily administrative charge that will not exceed 0.25% on an annual basis. The administrative charge may be changed annually except for amounts that have been used to purchase an Annuity.

IV. ANNUITY PROVISIONS

Add the following as a new section.

           VARIABLE FUND TRANSFERS:

              When a variable Annuity is elected, the Participant or beneficiary, as applicable, may request Aetna to transfer all or any portion of the amount allocated to a Fund to any other available Fund. Transfer requests must be expressed as a percentage of the allocation among the Funds on which the variable payment is based. Twelve transfers are allowed each calendar year. Aetna reserves the right to allow additional transfers.

Amend the section entitled ANNUITY OPTIONS as follows:

              Options 2, 3 and 4 are restated as outlined below.

              Option 2 - Payments for a Stated Period of Time - This option provides payments for a stated period. The number of years that may be chosen will be determined in part by the accumulation options in which the Individual Account Current Value was held prior to the election of the Annuity option as follows:

              For amounts invested in the GA Account or one or more of the Fund(s), the number of years chosen must be at least 3 and not more than 30 and the Annuity may be a Fixed or Variable Annuity or a combination.

              If payments for this option are under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within three years of the first payment, the lump-sum payment is treated as a withdrawal during the accumulation period and any applicable surrender fee will apply.

              For amounts invested in the Fixed Plus Account, the number of years chosen must be at least 6 and not more than 30 and the Annuity must be a Fixed Annuity.

              If the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).


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              Option 3: Life Income for One Annuitant
              ---------------------------------------

              This option provides payments for the life of the Annuitant. If this option is elected, the Participant or beneficiary, as applicable, must also choose one of the following:

                (a)   Payments cease at the death of the Annuitant; or

                (b) Payments are guaranteed for a period of 60, 120, 180 or 240 months.

                (c) Fixed-only cash refund: At the death of the Annuitant, the beneficiary receives a lump-sum payment in an amount equal to the amount applied to the Annuity (less any applicable premium tax), minus the amount of payments made to the Annuitant.

              Under (a) or (b), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

              Option 4: Life Income for Two Annuitants
              ----------------------------------------

              This option provides payments for the lives of the Annuitant and a second Annuitant. Payments continue until both Annuitants have died. If this option is elected, the Participant or beneficiary as applicable, must also choose one of the following:

                (a) 100% of the payment amount to continue after the first death; or

                (b) 66 2/3% of the payment amount to continue after the first death; or

                (c) 50% of the payment amount to continue after the first death; or

                (d) 100% of the payment amount to continue after the first death with payments guaranteed to the beneficiary after the second death for a period of at least five (5) and no more than thirty (30) years; or

                (e) 100% of the payment amount to continue at the death of the specified second Annuitant and 50% of the payment amount to continue at the death of the specified Annuitant; or

                (f) 100% of the fixed-only payment amount to continue after the first death with a cash refund to the Contract beneficiary after the second death. The amount of the cash refund is equal to the amount applied to the Annuity (less any applicable premium tax), minus the amount of payments made.

              Under (a) or (d), if the payments are fixed-only, an annual increase of one, two or three percent (compounded annually) may be elected at the time the Annuity option is chosen (if permitted by the Code).

              Other Options
              -------------

              As allowed under applicable state law, Aetna reserves the right to make other options available.


Add the following two TABLES which illustrate the fixed only cash refund feature of Options 3 and 4.








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                                    OPTION 3

                                   LIFE INCOME
                             FIXED ONLY CASH REFUND

                    AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

----------------- ---------------------- --------------------- -----------------
   AGE OF               MONTHLY                AGE OF                MONTHLY
  ANNUITANT             PAYMENT               ANNUITANT              PAYMENT
----------------- ---------------------- --------------------- -----------------
----------------- ---------------------- --------------------- -----------------

     50                  $3.89                    63                   $4.85
     51                   3.94                    64                    4.96
     52                   4.00                    65                    5.06
     53                   4.06                    66                    5.18
     54                   4.12                    67                    5.30
     55                   4.19                    68                    5.42
     56                   4.26                    69                    5.56
     57                   4.33                    70                    5.70
     58                   4.41                    71                    5.84
     59                   4.49                    72                    6.00
     60                   4.57                    73                    6.16
     61                   4.66                    74                    6.33
     62                   4.76                    75                    6.51

---------------- ---------------------- --------------------- ------------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLE.










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                                    OPTION 4

                         LIFE INCOME FOR TWO ANNUITANTS
                             FIXED ONLY CASH REFUND

                    AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

         Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

                             AGE OF SECOND ANNUITANT
                             -----------------------

------------- ------------ ------------ ------------- ------------ ------------ ------------ ------------ ------------- --------
     Age of
   Annuitant      45           50            55           60           65           70           75            80           85
------------- ------------ ------------ ------------- ------------ ------------ ------------ ------------ ------------- --------
------------- ------------ ------------ ------------- ------------ ------------ ------------ ------------ ------------- --------
       45        $3.39        $3.45        $3.50         $3.53        $3.55        $3.55        $3.54        $3.51         $3.63
       50         3.45         3.59         3.67          3.72         3.76         3.77         3.76         3.73          3.89
       55         3.50         3.67         3.85          3.94         4.01         4.04         4.04         4.00          3.91
       60         3.53         3.72         3.94          4.17         4.29         4.36         4.38         4.34          4.23
       65         3.55         3.76         4.01          4.29         4.59         4.74         4.80         4.77          4.63
       70         3.55         3.77         4.04          4.36         4.74         5.13         5.29         5.31          5.14
       75         3.54         3.76         4.04          4.38         4.80         5.29         5.78         5.93          5.78
       80         3.51         3.73         4.00          4.34         4.77         5.31         5.93         6.51          6.46
       85         3.63         3.89         3.91          4.23         4.63         5.14         5.78         6.46          6.79


------------- ------------ ------------ ------------- ------------ ------------ ------------ ------------ ------------- --------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLE.
























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Replace the table on page 32 of your Certificate (OPTION 3 - LIFE INCOME - RATES
FOR A VARIABLE ANNUITY WITH ASSUMED NET RETURN RATE OF 5.0%) with the following table:

                                    OPTION 3

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS
                -------------------------------------------------

---------- ----------- ------------ ------------- ------------- -------------
  Adjusted
   Age of     None           60           120          180            240
 Annuitant
---------- ------------ ------------ ------------- ------------- -------------

     50     $ 5.26         $ 5.25       $ 5.22        $ 5.17        $ 5.11
     51       5.33           5.32         5.28          5.23          5.15
     52       5.40           5.38         5.34          5.29          5.20
     53       5.47           5.45         5.41          5.35          5.26
     54       5.54           5.53         5.48          5.41          5.31

     55       5.63           5.61         5.56          5.47          5.36
     56       5.71           5.69         5.63          5.54          5.42
     57       5.80           5.78         5.72          5.61          5.47
     58       5.90           5.88         5.81          5.69          5.53
     59       6.01           5.98         5.90          5.77          5.59

     60       6.12           6.09         6.00          5.85          5.65
     61       6.24           6.21         6.10          5.93          5.71
     62       6.37           6.33         6.21          6.02          5.77
     63       6.51           6.46         6.33          6.11          5.83
     64       6.66           6.60         6.45          6.20          5.89

     65       6.82           6.75         6.57          6.30          5.95
     66       6.99           6.91         6.71          6.39          6.01
     67       7.17           7.08         6.85          6.49          6.06
     68       7.36           7.27         6.99          6.59          6.12
     69       7.57           7.46         7.15          6.69          6.17

     70       7.80           7.67         7.30          6.78          6.21
     71       8.05           7.89         7.47          6.88          6.25
     72       8.31           8.13         7.64          6.97          6.29
     73       8.59           8.38         7.81          7.06          6.33
     74       8.90           8.64         7.99          7.15          6.36

     75       9.23           8.93         8.16          7.23          6.38

---------- ------------ ------------ ------------- ------------- -------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
    RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
            ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.




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Endorsed and made a part of the Contract or Certificate on the later of May 1,
2001, or the Contract or Certificate effective date.



                                     /s/ Thomas J. McInerney
                                     President
                                     Aetna Life Insurance and Annuity Company



                                        7

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